SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 11, 2004

RUBIO’S RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303

(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(760) 929-8226

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURE
EXHIBIT INDEX
EX-16

Item 4. Changes in Registrant’s Certifying Accountant.

     The Audit Committee of the Board of Directors of Rubio’s Restaurants, Inc. annually considers and recommends to the Board the selection of independent public accountants. On June 11, 2004, after an evaluation process and as recommended by Rubio’s Audit Committee, Rubio’s Board of Directors discharged Deloitte & Touche LLP and appointed KPMG LLP as Rubio’s independent auditors for the 2004 fiscal year.

     The report of Deloitte & Touche on Rubio’s consolidated financial statements for the years ended December 29, 2002 and December 28, 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     For the years ended December 29, 2002 and December 28, 2003 and through the date of this Form 8-K, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Deloitte & Touche’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended December 29, 2002 and December 28, 2003 and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

     The Company requested Deloitte & Touche to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 15, 2004 is filed as Exhibit 16 to this Form 8-K.

     During the years ended December 29, 2002 and December 28, 2003 and through June 11, 2004 (the date KPMG was appointed), the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 17, 2004

RUBIO’S RESTAURANTS, INC.

By:

John Fuller Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Deloitte & Touche LLP regarding change in certifying accountant.